DELI SOLAR (USA), INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SERIES A CONVERTIBLE PREFERRED STOCK

TOTAL AUTHORIZED PREFERRED STOCK 25,000,000
TOTAL AUTHORIZED SERIES A PREFERRED STOCK 3,500,000

SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER

SHARES

TRANSFER SUBJECT TO
LEGEND ON REVERSE SIDE

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES A CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE, OF
DELI SOLAR (USA), INC.

(hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed, or upon a duly executed conversion notice acknowledged by the Corporation as indicated by a signature of a duly authorized officer of the Corporation. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATE:

PRESIDENT

SECRETARY

DELI SOLAR (USA) INC. CORPORATE SEAL NEVADA

Countersigned
SECURITIES TRANSFER CORPORATION
P.O. Box 701629
Dallas, Tx. 75370

By
TRANSFER AGENT - AUTHORIZED SIGNATURE